Exhibit 99.1

For Immediate Release	July 11, 2006
Crown Crafts, Inc. Announces Debt Refinancing and Extinguishment of Lender Warrants and
Certain Contingently Issuable Shares
Gonzales, Louisiana — Crown Crafts, Inc. (“Crown Crafts” or the “Company”) (OTCBB: CRWS) today announced that it has completed a successful refinancing of its corporate credit facilities. The new financing package, secured through CIT Group / Commercial Services, Inc., substantially reduces the Company’s total debt and its cost of funds and, importantly, extinguishes all of the warrants that were exercisable by its lenders and certain shares that were issuable to management upon the exercise of such warrants, which together represented more than 70 percent of the Company’s equity.
“We are very pleased to announce this refinancing as part of what has been an incredible turnaround since 2001. Crown Crafts continues to make meaningful progress toward creating long-term value for its stockholders, and this new facility provides a key financial building block in that process,” said E. Randall Chestnut, Chairman, President and CEO. “This transaction returns a significant portion of the Company’s equity to our stockholders and clearly demonstrates Crown Crafts is again ready to grow based on its proven strengths in infant products. We’ve posted a solid track record of profitability for five consecutive years. All of these successes were achieved while aggressively paying down the Company’s debt and making significant changes in our operations required by an evolving marketplace.”
With today’s announcement, Crown Crafts will have 9.5 million shares issued, 500,000 shares issuable upon the exercise of stock options and $12.6 million in debt. Immediately subsequent to the July 2001 restructuring, the Company had approximately 36 million shares issued or issuable and $48 million in debt. See the tables below for the Company’s capital and debt structure immediately before and after the refinancing.
The CIT facility allows the Company to borrow up to $22 million on a three-year revolving line of credit secured by accounts receivable, inventory and fixed assets at a favorable interest rate of 1% below prime. The $16 million debt which was retired with this new loan had an effective rate of 11.65%. In connection with the refinancing, non-interest bearing subordinated indebtedness was reduced from $8 million to $4 million, payable in two non-interest bearing installments of $2 million each in July 2010 and July 2011. The $8 million debt was carried on the Company’s books net of an unamortized discount of $1 million immediately before the refinancing. The new $4 million debt will initially be recorded net of an original issue discount of $1.1 million. The Company expects to record an approximate pre-tax gain of $4.0 million on the subordinated debt reduction. After the refinancing, current debt under the new agreement will be approximately $12.6 million compared to $23.9 million at the end of fiscal 2006.
P.O. Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Toll Free (800) 433-9560 * Fax (225) 647-8331

Below are two tables showing the capital and debt structure of the Company immediately before and after the refinancing.
Issued and Issuable Shares Immediately Before and After the Refinancing

	July 10, 2006(1)		July 11, 2006(2)
Outstanding Common Shares	9,505,937		9,505,937
Common Shares Issuable upon Exercise of Warrants	22,345,536		—
Shares Issuable to Management upon Exercise of Warrants	3,550,000		—
Stock Options Outstanding	536,100		536,100

	35,937,573	(3)	10,042,037

Debt Outstanding Immediately Before and After the Refinancing

	July 10, 2006(1)		July 11, 2006(2)
	Outstanding	Effective	Outstanding	Effective
Loan Type	Balance	Interest Rate	Balance(4)	Interest Rate
Revolver	$—	Prime plus 1%	$9,700,000	Prime less 1%
Interest Bearing Subordinated Debt	16,000,000	11.65%	—	N/A
Non-interest Bearing Subordinated Debt	8,000,000	0.00%	4,000,000	0.00%

Original Issue Discount	(970,699)	N/A	(1,076,392)	N/A
PIK Notes(5)	1,330,267	0.00%	—	N/A

Total	$24,359,568		$12,623,608

(1)	Immediately before refinancing.

(2)	Immediately after refinancing.

(3)	In calculating diluted earnings per share for financial reporting purposes, the Company historically assumed that the proceeds from the exercise of all outstanding warrants and options would be used to repurchase shares on the open market. Accordingly, rather than reporting 35.9 million fully diluted shares, the Company reported 21.7 million fully diluted shares at the end of fiscal 2006 for financial reporting purposes.

(4)	Internally generated cash of $7.8 million was used to pay down a portion of the retired debt.

(5)	Includes $253,000 accrued interest to be converted to long-term debt.
“We are very pleased with the CIT financing package and the tremendous progress we have made in the past five years,” said Chestnut. “With this refinancing of our debt, we have achieved several important benefits for our stockholders. We have reduced our overall debt by more than 70 percent since our restructuring in 2001, substantially reduced our interest expense going forward and right-sized the capital structure of the Company. The overhang of the warrants has been a primary concern of our stockholders and investors. This transaction not only allows us to eliminate the overhang, but to do so on extremely favorable terms that provide maximum benefit to our stockholders.”
P.O. Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Toll Free (800) 433-9560 * Fax (225) 647-8331

Chestnut continued, “Following last month’s announcement of a 57% increase in pre-tax net income, this event further transforms our Company and is a clear confirmation by the lending community of our renewed financial strength. Since 2001, we have stabilized our business, have adjusted to significant changes in production, sourcing, importing and direct-to-retail supplying and have actually improved profitability both as a percentage of revenues and in absolute terms. We have achieved these remarkable results through a clear and dedicated focus on our core business, a disciplined approach to execution, and efficient management of all parts of our operations. Crown Crafts is today a lean, efficient and responsive business able to meet the demands and needs of our customers. We believe that we are now poised to grow and expand our business, and we look forward with excitement to the opportunities we are now positioned to embrace.”
The Company will host a teleconference on Thursday, July 13, 2006 at 10:00 a.m. Central Daylight Time to discuss the refinancing and answer appropriate questions from stockholders. Interested investors may join the teleconference by dialing (866) 269-9608. Please refer to confirmation number 835994. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be found prior to the call on the investor relations portion of the Company’s website.
A telephone replay of the teleconference will be available from 11:45 p.m. Central Daylight Time on July 13, 2006 through 11:59 p.m. Central Daylight Time on July 20, 2006. To access the replay, dial (800) 475-6701 in the United States or (320) 365-3844 from international locations. The access code for the replay is 835994.
About Crown Crafts
Crown Crafts, Inc. designs, markets and distributes infant and juvenile consumer products, including bedding, blankets, bibs, bath items and accessories, and luxury hand-woven home décor. Its subsidiaries include Hamco, Inc. in Louisiana, Crown Crafts Infant Products, Inc. in California and Churchill Weavers, Inc. in Kentucky. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Olivia Elliott, Secretary-Treasurer Czz57 647-9124 or Halliburton Investor Relations (972) 458-8000
P.O. Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Toll Free (800) 433-9560 * Fax (225) 647-8331